SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: January 12, 2004

(Date of earliest event reported)

Dominion Resources, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-8489	54-1229715
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia 23219-3932

(804) 819-2000

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 5.	OTHER EVENTS

On January 12, 2004, Dominion Resources, Inc. (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Barclays Capital Inc. and Wachovia Capital Markets, LLC, as Representatives named in the Underwriting Agreement for the sale of $200,000,000 aggregate principal amount of the Company’s 2004 Series A 5.20% Senior Notes Due 2016 and $100,000,000 aggregate principal amount of the Company’s 2004 Series B Floating Rate Senior Notes Due 2006. The initial interest rate for the 2004 Series B Floating Rate Senior Notes Due 2006 will be 1.4%. Such Senior Notes, which are designated the 2004 Series A 5.20% Senior Notes Due 2016 and 2004 Series B Floating Rate Senior Notes Due 2006, are a portion of the $3.0 billion aggregate principal amount of securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement was declared effective on July 11, 2003 (File No. 333-106790). A copy of the Underwriting Agreement including exhibits thereto, is filed as Exhibit 1 to this Form 8-K.

The forms of the Twenty-Fifth and Twenty-Sixth Supplemental Indentures to the Company’s June 1, 2000 Senior Indenture, pursuant to which the 2004 Series A 5.20% Senior Notes Due 2016 and 2004 Series B Floating Rate Senior Notes Due 2006 will be issued, are filed as Exhibits 4.2 and 4.3 to this Form 8-K.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

1	Underwriting Agreement, dated January 12, 2004, between the Company and Barclays Capital Inc. and Wachovia Capital Markets, LLC, as Representatives named in the Underwriting Agreement.

4.1	Form of Senior Indenture, dated as of June 1, 2000, between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4(iii) to the Company’s Registration Statement on Form S-3 (Registration No. 333-93187).

4.2	Form of Twenty-Fifth Supplemental Indenture to the Senior Indenture pursuant to which the 2004 Series A 5.20% Senior Notes Due 2016 will be issued. The form of the 2004 Series A 5.20% Senior Note Due 2016 is included as Exhibit A to the form of the Twenty-Fifth Supplemental Indenture.

4.3	Form of Twenty-Sixth Supplemental Indenture to the Senior Indenture pursuant to which the 2004 Series B Floating Rate Senior Notes Due 2006 will be issued. The form of the 2004 Series B Floating Rate Senior Note Due 2006 is included in Exhibit A to the form of the Twenty-Sixth Supplemental Indenture.

12	Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, File No. 1-8489).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ James P. Carney

James P. Carney Assistant Treasurer

Date: January 14, 2004